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                                                                      EXHIBIT 15

                      [PRICEWATERHOUSECOOPERS LETTERHEAD]

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

                                           Re: Cabot Oil & Gas Corporation
                                           Registration Statement on Form S-3

Commissioners:

We are aware that our report dated August 6, 1999 on our review of the interim condensed consolidated financial information of Cabot Oil & Gas Corporation as of and for the period ended June 30, 1999 and included in the Company's quarterly report on Form 10-Q for the quarter then ended is incorporated by reference in this registration statement dated September 15, 1999. Pursuant to Rule 436(c) under the Securities Act of 1933, this report should not be considered a part of the registration statement prepared or certified by us within the meaning of Sections 7 and 11 of that Act.


                                           PricewaterhouseCoopers LLP


Houston, Texas
September 15, 1999